Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2008 Omnibus Incentive Plan, as amended, of Sunrise Senior Living, Inc. of our report dated March 13, 2012, with respect to the consolidated financial statements of CC3Acquisition, LLC, included in the Annual Report (Amendment No. 1 on Form 10-K/A) of Sunrise Senior Living, Inc., for the year ended December 31, 2011, filed with the Securities and Exchange Commission.

McLean, Virginia	/s/ Ernst & Young LLP
May 2, 2012